Exhibit 10.14.2
THIRD AMENDMENT TO LEASE AGREEMENT
THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made and entered into as of the 1st day of March, 2022 (the “Effective Date”), by and between PONTIAC CENTER EAST LLC, a Michigan limited liability company (“Landlord”) and UNITED WHOLESALE MORTGAGE, LLC, a Michigan limited liability company (“Tenant”).

W I T N E S S E T H:
WHEREAS, Landlord and Tenant entered into a Lease Agreement on January 1, 2021, as amended from time to time (the “Lease”) pursuant to which Tenant leased from Landlord the Demised Premises (as defined in the Lease); and
WHEREAS, Landlord and Tenant entered into an Amendment to Lease Agreement on August 12, 2021 (the “Prior Amendment”) pursuant to which Tenant leased from Landlord the Additional Property (as defined in the Prior Amendment) (the Demised Premises and the Additional Property shall be collectively referred to as the “Property”); and
WHEREAS, Landlord and Tenant desire to further amend the Lease to expand the Property to include certain additional real property more particularly described on Exhibit A attached hereto and made a part hereof (the “Third Amendment Property”), for a term coterminous with the Property, all in accordance with the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the above and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Landlord and Tenant agree to amend the Lease on the Effective Date as follows:
1.Third Amendment Property. Effective as of March 1, 2022 (the “Delivery Date”), Landlord has delivered possession of the Third Amendment Property to Tenant and Tenant has accepted possession of the Third Amendment Property in its as-is, where is condition. Effective from and after such Delivery Date, the Third Amendment Property shall constitute part of the Property for all purposes of the Lease.
2.Basic Rental for the Third Amendment Property. Commencing on the Delivery Date, in addition to the Basic Rental payable with respect to the Property, Tenant shall pay Basic Rental for the Third Amendment Property as follows:

Rental Period	Annual Rent	Base Rent Per Month
Years 1-5	$30,000.00	$2,500.00
Years 6-10	$31,200.00	$2,600.00
Years 11-15	$32,400.00	$2,700.00

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3.Miscellaneous.
(a)    Applicable Law. This Third Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.
(b)    Effect of Amendment. Except as expressly amended by this Third Amendment, all terms and conditions of the Lease shall remain in full force and effect, which each of the parties hereto hereby acknowledge, agree and confirm. This Third Amendment shall inure to and be binding upon the parties and their respective successors and assigns.
(c)    Counterparts. This Third Amendment may be executed in two (2) or more counterparts, which, together or collectively, shall be deemed one and the same amendment, and facsimile, PDF or other electronic copies of signatures shall be treated as originals for all purposes.
(d)    Capitalized Terms; Recitals and Exhibits. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease or the Prior Amendment, respectively. The recitals and exhibit attached hereto are incorporated into and made a part of this Third Amendment and the Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have each caused this Third Amendment to be executed as of the date(s) set forth below.

LANDLORD:

PONTIAC CENTER EAST LLC,
a Michigan limited liability company

By: Pontiac Center East Manager LLC, a
         Michigan limited liability company,
         its Manger

By:    /s/ Mathew Ishbia

Name: Matthew Ishbia

Title:    Manager

Dated: March 7, 2022
TENANT: UNITED WHOLESALE MORTGAGE, LLC, a Michigan limited liability company By: /s/ Timothy Forrester Name: Timothy Forrester Title: EVP, Chief Financial Officer Dated: March 4, 2022

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EXHIBIT A

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